EXHIBIT 10.24

PLACEMENT AGENT AND ADVISORY

SERVICES AGREEMENT

This Placement Agent and Advisory Services Agreement (this “Agreement”) is made as of August 18, 2022 (the “Effective Date”), by and between Black Bird Biotech, Inc., a Nevada corporation (the “Company”), and South Fork Securities LLC, a Florida corporation (“South Fork”). The placement agent is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”). South Fork and the Company agree as follows:

1. Engagement and Financing. The Company hereby engages South Fork, and South Fork hereby accepts such engagement, to act as the Company’s placement agent and advisor with respect to the following (hereafter, the “Placement Agent Services”):

(a) South Fork shall assist the Company in raising capital in the form of debt, equity or equity-linked securities of the Company or a combination of the foregoing (the “Financing”) by identifying and introducing one or more potential, prequalified investors (the “Investor”).

(b) South Fork shall advise the Company with respect to terms and conditions of the Financing options and may assist as needed with negotiations with the Investor.

The specific terms and conditions of the Financing shall ultimately be agreed to by the Company and the parties to the Financing after good faith negotiations. The Financing will be subject to a satisfactory due diligence investigation of the Company and general market conditions. The Financing will be made in accordance with exemptions from the registration and prospectus requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”) provided by Regulation D under the Act (“Regulation D”) and the qualification and registration requirements of applicable state and foreign securities or blue sky laws and regulations. The Placement Agent Services shall be executed on a non-exclusive, “best efforts” basis. The Company acknowledges and agrees that the execution of this Agreement does not constitute a commitment by South Fork to fund a Financing or otherwise purchase any securities of the Company.

2. Compensation. In connection with any Financing during the Term of this agreement to South Fork Introduced Parties, Company agrees to pay South Fork an aggregate cash fee equal to six percent (6%) of the aggregate sales price of all securities sold in the Financing (the “Placement Fee”). The Placement Fee shall be immediately paid by the Company to South Fork at the closing of the Financing; however, if such Financing occurs through multiple closings, then a pro rata portion of such fees shall be paid upon each closing. Notwithstanding anything contained herein to the contrary, South Fork shall be entitled to the Placement Fee set forth in this Section 2 with respect to any securities of the Company sold to South Fork Introduced Parties within twelve (12) months of the later of (i) the conclusion of the Term or (ii) the final closing of the Financing to any parties introduced to the Company by South Fork during the Term (“South Fork Introduced Parties”). For these purposes, South Fork Introduced Parties also means and includes any party, which is directly or indirectly connected with or related to one of the South Fork Introduced Parties including, without limitation, all affiliates as well as any referrals from any of the South Fork Introduced Parties. All South Fork Introduced Parties must be preapproved in writing by the Company.

3. Other Company Obligations.

(a) The Company agrees to obtain its own legal counsel, independent of the Investor’s legal counsel, with respect to the subject transaction.

(b) The Company shall promptly provide South Fork with all relevant information about the Company that shall be reasonably requested or required by South Fork, which information shall be complete and accurate in all material respects, to the best knowledge of Company, at the time furnished.

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(c) The Company agrees to furnish all information and documents to potential Investors and otherwise take all actions necessary to comply with all applicable federal and state securities laws and other applicable laws. The Company will not make any presentation, statement, or warrant in any instrument or document executed or furnished in connection with a proposed financing, which contains or will contain any untrue statement of material fact, or omits to state a material fact which is necessary to make the statements and information contained in such instrument or document not misleading. South Fork shall be under no obligation to make an independent appraisal of assets or an investigation or inquiry as to any information regarding, or any representations of, any other participant in a Financing, and shall have no liability with regard thereto. The Company acknowledges and agrees that South Fork will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by South Fork of the Company or its business or assets.

4. Term and Termination. The term of this Agreement shall commence on the Effective Date and shall end on the earlier of the closing of the Financing or twelve (12) months from the Effective Date (the “Term”). This Agreement may be terminated at any time prior to the expiration of the Term by either party upon five (5) days prior written notice to the other party.

5. Confidentiality of Company Information. In connection with the rendering of services hereunder, South Fork has been or will be furnished with certain confidential information of the Company including, but not limited to, financial statements and information, cost and expense data, scientific data, intellectual property, trade secrets, business strategies, marketing and customer data, and such other information not generally available from public or published information sources. Such information shall be deemed “Confidential Material”, shall be used solely in connection with the provision of services contemplated hereby, and shall not be disclosed by South Fork without the prior written consent of the Company. In the event South Fork is required by applicable law, regulation or rule, or legal process to disclose any of the Confidential Material, South Fork will deliver to the Company prompt notice of such requirement prior to such disclosure so the Company may seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order (because the Company elected to not seek such an order or it was denied by a court of competent jurisdiction) or receipt of written waiver, South Fork is nonetheless, in the written opinion of its counsel, compelled to disclose any Confidential Material, South Fork may do so without liability hereunder. The provisions of this Section shall survive any termination of this Agreement.

6. Indemnification. The Company agrees that it shall indemnify and hold harmless, South Fork, its shareholders, members, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or South Fork’s performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from South Fork’s breach of this Agreement, gross negligence or bad faith in performing those services to be provided under this Agreement.

7. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding between the Company and South Fork and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof, and may be modified only by a written instrument duly executed by each party. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of each of the parties hereto.

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(b) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and South Fork.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. Each party hereto consents specifically to the jurisdiction of the federal courts of the United States sitting in the Southern District of Florida or if such federal court declines to exercise jurisdiction over any action filed pursuant to this letter of intent, the courts of the State of Florida sitting in the County of Dade for the purposes of all legal proceedings arising out of or relating to this Agreement. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of Florida.

(d) There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. No party has the authority to bind the other or incur any obligation on the other’s behalf.

(e) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law).

(f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Once fully executed, copies and Portable Document Format (“pdf”) versions of this Agreement shall be fully binding on the signatories hereto to the same extent as an original.

South Fork Securities LLC

By:
Peter M. Rosten
Chief Executive Officer

Black Bird Biotech, Inc.

By:
Eric Newlan
Vice President/Secretary 3505 Yucca Drive, Suite 104 Flower Mound, Texas 75028

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